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                                                                   EXHIBIT 99(C)


                       AMERICAN REPUBLIC BANCSHARES, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS



   The undersigned hereby appoints _______________, _______________, and
_______________, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Shareholders of American Republic Bancshares, Inc. ("ARBI") to be held at in the Fourth Floor Training Room of the First National Bank of Belen, 101 South Main Street, Belen, New Mexico, at 10:00 a.m. on Friday, December 9, 1994, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

   (1) The adoption of the Agreement and Plan of Reorganization between ARBI and Norwest Corporation ("Norwest"), dated as of June 6, 1994, pursuant to which a wholly owned subsidiary of Norwest will be merged with ARBI, with ARBI as the surviving entity, and each outstanding share of the common stock of ARBI will be exchanged for shares of the common stock, par value $1 2/3 per share, of Norwest, as more fully described in the Proxy Statement-Prospectus accompanying this Proxy.

           FOR  /_/     AGAINST  /_/     ABSTAIN  /_/

   (2) In their discretion on such matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement-Prospectus relating to the meeting, receipt of which are hereby acknowledged.

   Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.


                              Dated:  _______________________________, 1994.

                              ______________________________________________
                              (Please sign exactly as name appears at left.)

                              _______________________________________________
                              (If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees, or in similar capacities should so indicate.)


         THIS PROXY IS SOLICITED ON BEHALF OF ARBI BOARD OF DIRECTORS.